UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2020

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.  Changes in Registrant’s Certifying Accountant

On June 15, 2020, the Audit Committee (the “Audit Committee”) of Marinus Pharmaceuticals, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 (the “Consolidated Financial Statements”) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s audit report on the Consolidated Financial Statements dated March 16, 2020 refers to a change in accounting related to recognition of leases as of January 1, 2019 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.

KPMG’s audit report dated March 16, 2020, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, expresses their opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2019 due to a material weakness related to ineffective information technology (“IT”) general controls related to segregation of duties within the Company’s IT systems which are part of the Company’s internal control over financial reporting. Process-level controls that were dependent upon information derived from these IT systems were also determined to be ineffective. These deficiencies were the result of ineffective IT risk assessment which did not identify the risks associated with segregation of duties within these IT systems. The Audit Committee has discussed the material weakness described above with KPMG, and the Company has authorized KPMG to respond fully to the inquiries of Ernst & Young LLP (“EY”), its successor independent registered public accounting firm, concerning the subject matter of the material weakness.

During the Company's fiscal years ended December 31, 2019 and December 31, 2018 and through June 15, 2020, there were no: (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on the financial statements of the Company for such years, or (ii) reportable events as described under Item 304(a)(1)(v) of Regulation S-K, except for the material weakness described above.

The Company has provided KPMG with a copy of this Current Report on Form 8-K and has requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements herein as they relate to KPMG. A copy of KPMG's letter dated June 17, 2020 is attached as Exhibit 16.1 hereto.

On June 15, 2020, the Audit Committee approved the engagement of EY to serve as the Company's registered public accounting firm, effective as of June 15, 2020, for the fiscal year ending December 31, 2020.

During the fiscal years ended December 31, 2019 and December 31, 2018 and through June 15, 2020, neither the Company nor anyone on the Company's behalf consulted EY regarding any of the matters referred to in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
16.1	Letter of KPMG LLP dated as of June 17, 2020 to the Securities and Exchange Commission. 104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: June 17, 2020	/s/ Edward Smith
Edward Smith
Vice President, Chief Financial Officer and
Treasurer